AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 13th day of March, 2015, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”), on behalf of its separate series listed on Amended Exhibit W attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Amended Exhibit W is hereby superseded and replaced with Amended Exhibit W attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit W to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series                                                                                                          Date Added
WBI Absolute Return Balanced Fund
WBI Absolute Return Dividend Growth Fund
WBI Absolute Return Balanced Plus Fund                                                                                                     on or after March 16, 2013
WBI Absolute Return Dividend Income Fund                                                                                                 on or after March 16, 2013

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO COMPLIANCE,
CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

The following reflects the greater of the basis point fee/complex or minimum/fund.  This minimum and bpt schedule encompasses two classes with four funds.  Any additional classes or funds would need to be discussed.

___ bpts first $___
___ bpts next $___
___ bpts next $___
___ bpts next $___
___ bpts over $___

Subject to minimum of:

$___/Fund (includes two classes)

CPI will not be charged on this Fee Schedule.

Additional and Out-Of-Pocket Services Included in Annual Bpt Fee
Daily performance reporting (Fund Administration)
Advisor Information Source Web portal (Fund Administration and Accounting)
USBFS Legal Administration  - Legal administration (e.g., registration statement update), Does not include Edgar Fees

Activity Charges (Transfer Agent)
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Telephone Calls
Voice Response Calls
Daily Valuation/Manual 401k Trade
Out-Of-Pocket Expenses (Transfer Agent)
toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, AML verification services, disaster recovery charges, record retention, lost shareholder search, ACH fees, Fed wire charges, NSCC activity charges, DST Charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance, VRU Call Charges , Vision Inquiry charges, Vision ID Charges, cost basis reporting, short-term trader reporting, DST NSCC Charge per CUSIP, Report Source, Correspondence, Cost Basis Reporting, Standard Compliance Mailing Selects, FATCA, EConnect Delivery for Correspondence, and additional out-of-pockets at the time of this agreement.

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO COMPLIANCE,
CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

Transfer Agent Services and Out-Of-Pockets  NOT Included in Annual Bpt Fee

FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), recordkeeping application process, client dedicated line data access, programming charges, training, , Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, Real Time Cash Flow, money market fund service organizations, charges paid by investors, physical certificate processing, Jumbo pricing, expedited CUSIP setup, standard CUSIP Setup, Fund Source, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Vision Electronic Statements, recordkeeping application access, programming charges, outbound calling and marketing campaigns, transfer agent training services, CTI reporting, Literature Fulfillment (Advisor Expense), Shareholder Call Review analysis. Service/data conversion, special reports, fulfillment (Advisor Expense), VRU Development, Vision transaction processing charges, travel, data communication and implementation charges, Specialized Programming, Omnibus Conversions, and Excess History.  Any Out-of-Pocket charges or additional services that were not present at the time of this agreement will be charged the current rate.

Custody, Fund Accounting, Fund Administration, and CCO Services and Out-Of-Pockets Not Included in Annual Bpt Fee

Custody portfolio transaction fees (Custody)
$___ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$___ /Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction.
$___ /short sale
$___ /option/SWAPS/future contract written, exercised or expired
$___ /mutual fund trade/Fed wire/margin variation Fed wire
$___ /physical transaction
$___ /Check disbursement (waived if U.S. Bancorp is  Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender exchange.

Out-Of-Pocket Expenses (Custody)
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.
Additional Services (Custody)
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$___ /segregated account per year
No charge for the initial conversion free receipt.
Sub Advised Funds - $___ per custody account per year
Overdrafts – charged to the account at prime interest rate plus 2, unless a line of credit is in place
Pricing Services (Fund Accounting)
▪ $___ - Domestic Equities, Options, ADRs, Foreign Equities
▪ $___ - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Options on Futures, Forwards, Currency Rates, Mortgage Backed
▪ $___ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies,  Asset Backed, High Yield
▪ $___ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪ $___ - Bank Loans
▪ $___ - Swaptions
▪ $___ - Credit Default Swaps
▪ $___ per Month Manual Security Pricing (>___per day)

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO
COMPLIANCE, CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

Fair Value Services (Charged at the Complex Level)
▪  $___ per security on the First 100 Securities
▪  $___ per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type, such as CLOs and CDOs, which may result in additional fees.  All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
▪ $___ per Foreign Equity Security per Month
▪ $___ per Domestic Equity Security per Month

Factor Services (security paydown factor data)
▪ $___ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
▪ $___ per security per month for fund administrative

Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

Out-Of-Pocket Expenses (Fund Accounting and Fund Administration)
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services (Fund Accounting and Fund Administration)
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.

CCO Annual Fees (Per Advisor Relationship/Fund)
$___/fund (subject to change based on Board review and approval)
$___/sub-advisor per fund

Quasar Fees
Please see Quasar’s fee schedule

Fees are billed monthly.

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO
COMPLIANCE, CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

Additional Services Available (NOT INCLUDED IN ANNUAL BPT FEE)
Available but not included above are the following services:
Equity attribution, Daily compliance testing (Charles River), Section 15(c) reporting, Section 18 Compliance Testing, Electronic Board materials, Additional Legal Administration Services, FAN Web shareholder e-commerce,FAN Mail electronic data delivery, Vision intermediary e-commerce, Client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Global Sub-Custodial Services and additional services mutually agreed upon.

Additional Legal Administration Services
▪	Subsequent new fund launch – $___ per project
▪	Subsequent new share class launch – $___ per project
▪	Multi-managed funds – as negotiated based upon specific requirements
▪	Proxy – as negotiated based upon specific requirements

Daily Compliance Services
▪	Base fee – $___ per fund per year
▪	Setup – $___ per fund group

Section 18 Compliance Testing
▪	$___ set up fee per fund complex
▪	$___ per fund per month

Section 15(c) Reporting
▪	$___ per fund per report – first class
▪	$___ per additional class report

Equity & Fixed Income Attribution Reporting
▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Electronic Board Materials
▪	USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪	Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪	Complete application, data and user security – data encryption and password protected
▪	On-line customized board materials preparation workflow
▪	Includes web-based and local/off-line versions
▪	Includes complete initial and ongoing user training
▪	Includes 24/7/365 access via toll free number
▪	Includes remote diagnostics for each user, including firewall and network issues
▪	Triple server backup / failover
▪	Minimum $___ /year (includes 10 external users), $___ /year per additional user , $___ implementation/setup fee

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule
March 1, 2015 Services through February 28, 2017 Services

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
−	Implementation - $___ per fund group – includes up to 25 hours of technical/BSA support
−	Annual Base Fee - $___ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - $___ per fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $___ per year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $___ per hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $___ per event
−	Account Maintenance - $___ per event
−	Transaction – financial transactions, reorder statements, etc. - $___ per event
−	New Account Setup - $___ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$___ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
▪	Implementation – - $___ per fund group – includes up to 90 hours of technical/BSA support
▪	Annual Base Fee - $___ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation – $___ per fund group – includes up to 45 hours of technical/BSA support
−	Annual Base Fee - $___ per year
▪	Customization - $___ per hour - (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $___ per event
−	Account Maintenance - $___ per event
−	Transaction – financial transactions, duplicate statement requests, etc. - $___ per event
−	New Account Set-up - $___ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$___ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule
March 1, 2015 Services through February 28, 2017 Services

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $___ per year
▪	Per Record Charge
−	Rep/Branch/ID - $___
−	Dealer - $___
▪	Price Files - $___ per record or $___ per user per month, whichever is less

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Transaction Processing
−	Implementation - $___ per management company
−	Transaction – purchase, redeem, exchange, literature order - $___ per event
−	New Account Setup – $___ per event
−	Monthly Minimum Charge - $___ per month

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
−	$___ per Month – Unlimited Users

eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
−	$___ per Email

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
−	Setup: $___ per user
−	Support: $___ per user per month

Additional Data Delivery Services
▪	Ad Hoc/PowerSelect File Development
-	Custom coded data for recurring, scheduled delivery: $___ per hour consultation and programming development
-	Support: $___ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
-	Ad-hoc selects (other than standard compliance mailings): $___ per file
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $___ one-time fee
-	Support: $___ per file per month

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule
March 1, 2015 Services through February 28, 2017 Services

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$___ implementation
−	$___ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$___ implementation
−	$___ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$___ implementation
−	$___ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$___ implementation
−	$___ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$___ implementation
−	$___ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$___ implementation
−	$___ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$___ per month

Programming Charges- (subject to change at prevailing rate of vendor)
▪	$___ per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services Supplemental Services Fee Schedule
March 1, 2015 Services through February 28, 2017 Services

Transfer Agent Training Services
▪	On-site at USBFS - $___ per day
▪	At Client Location - $___ per day plus travel and out-of-pocket expenses if required

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$___ setup per fund group
▪	$___ per month administration
▪	$___ per received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$___ per fund group per month

Literature Fulfillment Services
▪	Account Management/Database Administration
−	$___ per month
−	Receiving - $___ per SKU
−	Order Processing - $___ per order
−	Skid Storage - $___ per month per location
−	Disposal - $___ per SKU
▪	Inbound Teleservicing Only
−	Account Management - $___ per month
−	Call Servicing - $___ per minute
▪	Lead Source Reporting
−	$___ per month
▪	Closed Loop Reporting
−	Account Management - $___ per month
−	Database Installation, Setup - $___ per fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
▪	$___per Month

CTI Reporting – Integrated custom detailed call reporting
▪	$___ per monthly report

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services Supplemental Services Fee Schedule
March 1, 2015 Services through February 28, 2017 Services

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$___ per qualified plan account or Coverdell ESA account (Cap at $___ per SSN)
▪	$___ per transfer to successor trustee
▪	$___ per participant distribution (Excluding SWPs)
▪	$___ per refund of excess contribution
▪	$___ per reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$___ per outgoing wire transfer or overnight delivery
▪	$___ per telephone exchange
▪	$___ per return check or ACH or stop payment
▪	$___ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$___ setup per fund group
▪	$___ per certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $___
-	10 Users – $___
-	20 Users – $___
-	30 Users – $___
-	40 Users – $___
-	50 Users – $___
▪	Training
-	WebEx - $___ per user
-	On Site at USBFS - $___ per day
-	At Client Location - $___ per day plus travel and out-of-pocket expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $___ per hour (8 hour estimate)
-	Recurring (per feed) - $___ per month

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Mars Lite Setup And Implementation Fee Schedule
March 1, 2015 Services through February 28, 2017 Services

System Version 7i Implementation Cost
▪	$___ – MARS Base Sales Reporting and 22c-2 Compliance Modules (Includes up to two years of DST/TA2000 data)

Product & Services (Monthly fee)
▪	$___ - $___ – Sales & Compliance Reporting

* Includes Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. Includes interfaces for Schwab, Fidelity and OmniServ.

** Does not provide user access or CRM functionality.

Additional System Setup & Implementation Costs (One-time fee)
▪	$___ – Custom Data Interface Setup (cost per interface)
▪	$___ – Standard Interface Setup (cost per interface)
▪	$___ – OmniServ Setup
▪	$___ – Additional OmniServ Interface

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Mars Sales Reporting and Compliance Services Supplemental Services Fee Schedule
March 1, 2015 Services through February 28, 2017 Services
System Version 7i Implementation Cost
▪	$___ - MARS Base Sales Reporting Module, MARS Base Core CRM Module, MARS Base 22c-2 Compliance Module (Includes up to two years of DST/TA2000 data)
▪	$___ - MARS Base 22c-2 Compliance Only Module (Includes up to two years of DST/TA2000 data)
Products & Services (Monthly fee)*
▪	$___ – MARS Sales & Compliance Reporting (includes 5 users & 5 compliance users)
▪	$___ – MARS Sales Reporting (includes 5 users)
▪	$___ – MARS Compliance Reporting (includes 5 users)
▪	$___ – Enhanced Services*
* Includes up to 160 hours per month of Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. Additional Enhanced Services support can be negotiated.
Additional System Setup & Implementation Costs (One-time fee)
▪	$___ – Custom Data Interface Setup (cost per interface)
▪	$___ – Albridge Analytics Integration Setup
▪	$___ – RIA Feed Setup
▪	$___ – CFG Fulfillment Setup
▪	$___ – iPad Setup
▪	$___ – iPhone or Blackberry Setup
▪	$___ – Google Maps Integration Setup
▪	$___ – Standard Interface Setup (cost per interface)
▪	$___ – OmniServ Setup
▪	$___ – Additional OmniServ Interface
Additional Licenses (Monthly fee per user)
▪	$___ – Sales Reporting User
▪	$___ – Compliance User
▪	$___ – CRM User
▪	$___ – iPhone User (without iPad)
▪	$___ – iPad & iPhone User
Additional Module Services (Monthly per user unless otherwise noted)
▪	$___ – Albridge Analytics (only one license needed)
▪	$___ – Customer/Account Module (waived with Compliance Module)
▪	$___ – OmniServ
▪	$___ – Data Quality Module (only one license needed)
▪	$___ – CFG Fulfillment (only one license needed)
▪	$___ – Document Management Module (only one license needed)
▪	$___ – RIA Monthly Load
▪	$___ – Profile Module (only one license needed)
▪	$___ – Schwab/Fidelity/TD Ameritrade DSA Automated File Load
▪	$___ – Schwab/Fidelity/TD Ameritrade Monthly Sales/Asset Portal Data Load
▪	$___ – Mapping Integration Module – Google Maps (up to 10 users)
▪	$___ – Merrill Lynch (Compliance Only)
NSCC SDR Fees
▪	$___ – NSCC DTT Data Line
▪	$___ – Line Use (per hour)
▪	$___ – Transaction (per 100 records)
MARS Training
▪	$___ per day plus travel and out-of-pocket expenses if required

Software or Report Customization
▪	$___ per hour
Upgrades & Enhancements – Quoted separately through a Statement of Work

** All additional costs that may be charged by intermediaries/NSCC for data feeds are not included.

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Informa Shareholder Electronic Statement Services Supplemental Services Fee Schedule
March 1, 2015 Services through February 28, 2017 Services

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $___ per statement
▪	Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements - $___ initial setup fee
Note: Quarterly minimum fee of $___.

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $___ per statement
▪	Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪	Development & Implementation of Electronic Investor Statements - $___ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $___ per statement
▪	Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪	Development & Implementation of Electronic Tax Statements - $___ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Loading, Storage, and Access
▪	Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents - $___ initial setup fee
Note: Annual compliance minimum fee of $___.

FAN Web Transaction Fees
▪	View Consent Enrollment - $___ per transaction
▪	Consent Enrollment - $___ per transaction
▪	View Statements - $___ per view

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees - $___ per fund group
▪	Load charges - $___ per image
▪	Archive charge (for any image stored beyond 2 years) - $___ per document

*Normal Vision ID and activity charges also apply.

*FAN Web customization charges also apply

Amended Exhibit W (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Informa Shareholder Electronic Statement Services Supplemental Services Fee Schedule
March 1, 2015 Services through February 28, 2017 Services

Notes:

All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

▪
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

▪
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

▪	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
▪	Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit W.

WBI Investments, Inc.

By: /s/Donald R. Schreiber                                                                       Printed Name: Don R. Schreiber

Title: Chief Executive Officer                                                                   Date: 3/20/2015